Exhibit 99.1

NEWS RELEASE

Charles Caporale Named Chief Financial Officer of Innovative Card Technologies

The former CFO and SVP of New Horizons Computer Learning Centers worked with company’s CEO in last position; brings extensive financial and business expertise to Innovative Card Technologies

Los Angeles, CA - October 31, 2007 - Innovative Card Technologies, Inc. (NASDAQ: INVC), developers of the breakthrough ICT DisplayCard security device for e-banking, e-commerce and data access, today announced that Charles Caporale has joined the company as Chief Financial Officer effective October 29, 2007. Caporale replaces Bennet P. Tchaikovsky, who will serve as consultant to Innovative Card Technologies during the transition.

A seasoned CFO, Caporale comes to InCard most recently from New Horizons Computer Learning Centers, where he worked alongside Steven R. Delcarson, who was recently appointed Chief Executive Officer of Innovative Card Technologies. Caporale served as Senior Vice President and CFO of New Horizons from February 2006 until August of this year.

“Cap brings established talent and skills in both finance and business leadership, and I am glad to be working with him again. I am confident that his financial leadership skills will be a valuable contribution across departments,” said Delcarson. “I thank Bennet for his three plus years of service with the company and appreciate his support during the transition.”

Caporale’s experience includes serving as an independent financial and accounting consultant for clients in Southern California. He also served as Vice President, Chief Financial Officer, Treasurer and Secretary of Women First Healthcare from September 2000 to October 2003, and as Senior Vice President, Chief Financial Officer and Treasurer of The Centris Group, Inc. from July 1997 until April 2000. Caporale holds a B.B.A. in accounting from Pace University.

“I am thrilled to again be working alongside Steve, and to be a part of the forward-thinking management team that is bringing a revolutionary new technology, display-bearing cards, first to market,” said Caporale. “I am eager to lend my expertise to the company during this exciting time of early market adoption of this vitally important new security device.”

About Innovative Card Technologies
Innovative Card Technologies (NASDAQ: INVC) was founded in 1993 to add functionalities to payment cards. InCard’s suite of ICT DisplayCards enable dual-factor authentication in a convenient card form. The cards can be configured to offer RFID physical access or payment capabilities, and feature a screen powered by an integrated battery, circuit, and switch. This screen displays a one-time password to verify the presence of the card during online and voice transactions or data systems login. www.incardtech.com.

Marketing Manager	Public Relations	Investor Relations
Stephanie Edwards	Susan Roush	Jose Castaneda
310-312-0700, stephanie@incardtech.com	818-222-8330, pr@incardtech.com	720-733-0052, ir@incardtech.com

This press release contains forward-looking statements which are commonly identified by words such as "would," "may," "will," "expects," and other terms with similar meaning. Forward-looking statements are based on current beliefs, assumptions and expectations and speak only as of the date of this release and involve risks and uncertainties that could cause actual results to differ materially from current expectations. The material factors and assumptions that could cause actual results to differ materially from current expectations include, without limitation, the following: ICT DisplayCard adoption, ICT DisplayCard further testing and certifications, dependence on a limited number of suppliers and their capacity, full scale production of the ICT DisplayCard, and limited capital and liquidity. Innovative Card Technologies, Inc. refers interested persons to its most recent Annual Report on Form 10-KSB as amended by Form 10-KSB/A and its other SEC filings for a description of additional uncertainties and factors that may affect forward-looking statements. Forward-looking statements are based on information presently available to senior management, and Innovative Card Technologies has not assumed any duty to update any forward-looking statements.

INNOVATIVE CARD TECHNOLOGIES
10880 WILSHIRE BLVD SUITE 950 • LOS ANGELES, CA • 90024
PHONE: 310.312.0700• FAX: 310.312.5367 • INFO@INCARDTECH.COM